UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 24, 2012

FX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-25386	87-0504461
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

3006 Highland Drive, Suite 206
Salt Lake City, Utah		84106
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(801) 486-5555

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 24, 2012, we entered into Amendment No. 1 to At-The-Market Issuance Sales Agreement (the “Sales Agreement”) with MLV & Co. LLC (formerly McNicoll, Lewis & Vlak LLC), or MLV, to include the Offering (as defined below) in the Company’s effective shelf registration statement and to update our previous agreement, under which we may issue and sell our common stock having aggregate sales proceeds of up to $50 million from time to time through MLV acting as agent (the “Offering”).  The sales, if any, of shares made under the Sales Agreement will be made on the NASDAQ Global Select Market by means of ordinary brokers’ transactions at market prices or as otherwise agreed by MLV and us.  We may instruct MLV not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time.  We or MLV may suspend the offering of common stock upon notice and subject to other conditions.  As an agent, MLV will not engage in any transactions that stabilize the price of our common stock.

Pursuant to the Sales Agreement, MLV will be entitled to compensation at a fixed commission rate of up to 3% of the gross sales price per share sold.  In connection with the sale of the common stock on our behalf, MLV may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation of MLV may be deemed to be underwriting commissions or discounts.  The Sales Agreement also contains customary representations, warranties, covenants, and agreements by us, and customary conditions to closing and indemnification obligations of MLV and us.

If any shares are actually offered and sold, we intend to use the net proceeds from this offering for general working capital purposes and to accelerate planned exploration and development activities and construction of production facilities in our project areas in Poland.

The description of the Sales Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the At-The-Market Issuance Sales Agreement, which was previously filed as Exhibit 10.99, and Amendment No. 1 to the At-The-Market Issuance Sales Agreement, which is filed as Exhibit 10.106 hereto and incorporated by reference.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as exhibits to this report:

Exhibit Number	Title of Document	Location

10	Material Contracts
10.106	Amendment No. 1 to At-The-Market Issuance Sales Agreement with McNicoll, Lewis & Vlak LLC	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FX ENERGY, INC.
Registrant

Dated: August 24, 2012	By:	/s/ Clay Newton
Clay Newton, Vice President

3